Exhibit 99.1

Australian Oilseeds and EDOC Acquisition Corp. Announce Effectiveness of Registration Statement and Date of Shareholder Meeting to Approve Proposed Business Combination

~ Shareholder Meeting of EDOC Acquisition Corp. to Approve Business Combination
Scheduled for February 26, 2024 ~

~ EDOC Shareholders of Record as of February 2, 2024, are Eligible to Vote at Meeting ~

~ Upon Closing, Australian Oilseeds Investments Pty Ltd. is Expected to Trade on Nasdaq Under the Ticker “COOT” ~

Victor, NY and Cootamundra New South Wales, Feb. 07, 2024 (GLOBE NEWSWIRE) -- Australian Oilseeds Holdings Limited, a Cayman Islands exempted company (“Australian Oilseeds” or “Pubco”) and EDOC Acquisition Corp., a publicly-traded special purpose acquisition company (“EDOC”) (Nasdaq: ADOC, ADOCW, ADOCR), today announced that the Securities and Exchange Commission ("SEC") has declared effective the registration Statement on Form F-4 (the "Registration Statement") in connection with Australian Oilseeds’ and EDOC’s previously announced proposed business combination (the “Business Combination”). The Registration Statement provides important information about Australian Oilseeds, EDOC and the Business Combination.

EDOC also announced that it will hold an extraordinary general meeting of its shareholders on February 26, 2024 at 10:00 a.m. Eastern Time for its shareholders of record as of the close of business on February 2, 2024 (the “Record Date”), at which EDOC shareholders will be asked to consider and vote upon proposals to approve the Business Combination and related matters.

EDOC will also file a definitive proxy statement/prospectus with the SEC relating to the Business Combination and will commence mailing the definitive proxy statement/prospectus to its shareholders as of the Record Date as soon as practicable. The Business Combination is expected to close shortly after the extraordinary general meeting of the shareholders of EDOC and is subject to the approval of the shareholders of each of EDOC and Australian Oilseeds, exchange listing approval, as well as the satisfaction or waiver of the conditions in the business combination agreement and other customary closing conditions.

Upon closing of the Business Combination, Pubco is expected to trade on The Nasdaq Stock Market, LLC (“Nasdaq”) with its ordinary shares and warrants listed under the ticker symbols “COOT" and "COOTW,” respectively.

“This is an incredible milestone for the entire Australian Oilseeds team,” said Gary Seaton, CEO of Australian Oilseeds. “Upon the closing of this transaction, and our commencing trading as a publicly traded company, investors will have the opportunity to invest in Australian Oilseeds’ growth and mission to become a global leader in our market of providing chemical free non-GMO feed ingredients into the food supply chain as we continue to provide a healthier option for all consumers on a larger scale.”

Kevin Chen, Chief Executive Officer of EDOC, said “With the receipt of notice from the SEC informing us of the effectiveness of the Registration Statement, we are excited to watch Australian Oilseeds move one step closer to becoming a publicly traded company and acting on its plan to increase value for our shareholders by growing the company’s business in the rapidly growing oilseeds market.”

Australian Oilseeds and EDOC previously announced their execution of a definitive business combination agreement on December 5, 2022. After the closing, Australian Oilseeds, through its subsidiaries, will be working with suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. Today, these subsidiaries operate as the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds to supply to the burgeoning oilseeds market driven by the demand for healthy and organic oilseed-processed products.

EDOC shareholders are urged to read the proxy materials, including, among other things, the reasons for the unanimous recommendation by EDOC’s board of directors that shareholders vote "FOR" the Business Combination proposal, as well as the other proposals to be voted upon at the shareholder meeting. As further detailed in the definitive proxy statement/prospectus, any holders of EDOC’s public shares who wish to redeem their shares at the extraordinary general meeting of EDOC’s shareholders, must do so before 5:00 pm Eastern Time on February 22, 2024, by submitting a written request and delivering their share certificates (if any) or other redemption forms, physically or electronically through DWAC, to EDOC’s stock transfer agent, Continental Stock Transfer pursuant to the instructions contained in the definitive proxy statement/prospectus and proxy cards.  If you have any questions or need assistance voting, please contact Advantage Proxy, EDOC’s proxy solicitor, by telephone at  (877) 870-8565 or by email at ksmith@advantageproxy.com. EDOC shareholders who hold shares in "street name" (i.e., shareholders whose shares are held of record by a broker, bank, or other nominee) should contact their broker, bank, or nominee to ensure that their shares are voted.

About Australian Oilseeds Investments Pty Ltd.

Australian Oilseeds Investments Pty Ltd. (the “Company”) is an Australian proprietary company that, directly and indirectly through its subsidiaries, is focused on the manufacture and sale of sustainable oilseeds (e.g., seeds grown primarily for the production of edible oils) and is committed to working with all suppliers in the food supply chain to eliminate chemicals from the production and manufacturing systems to supply quality products to customers globally. The Company engages in the business of processing, manufacture and sale of non-GMO oilseeds and organic and non-organic food-grade oils, for the rapidly growing oilseeds market, through sourcing materials from suppliers focused on reducing the use of chemicals in consumables in order to supply healthier food ingredients, vegetable oils, proteins and other products to customers globally. Over the past 20 years, the Company has grown to the largest cold pressing oil plant in Australia, pressing strictly GMO free conventional and organic oilseeds.

ARC Group Limited is acting as Australian Oilseeds exclusive financial advisor and Stuarts Humphries (Cayman Islands) represents Australian Oilseeds in connection with Cayman Islands law matters.  Rimon P.C. serves as United States counsel to Australian Oilseeds in the Business Combination.

About EDOC Acquisition Corp.

EDOC Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The company is sponsored by an extensive network of physician entrepreneurs across 30+ medical specialties in leading medical institutions and is led by Kevin Chen, Chief Executive Officer.  In November 2020, EDOC consummated an initial public offering of 9 million units, each unit consisting of one Class A ordinary share, one right to receive one-tenth (1/10th) of a Class A ordinary share, upon the consummation by EDOC of its Business Combination and one redeemable warrant, each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share.

I-Bankers Securities, Inc. serves as EDOC’s capital markets advisor on the Business Combination, Ellenoff Grossman & Schole LLP is acting as U.S. legal counsel, with Maples and Calder (Hong Kong) LLP acting as the Cayman counsel and Clayton Utz acting as the Australian counsel to EDOC.

Important Information and Where to Find It

This press release relates to the Business Combination between Australian Oilseeds and EDOC. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, Australian Oilseeds and EDOC, and/or a successor entity of the transaction has filed or will file relevant materials with the SEC, including a Registration Statement on Form F-4, which was declared effective by the SEC on February 6, 2024, which includes a proxy statement/prospectus of EDOC. The definitive proxy statement/prospectus will be filed with the SEC promptly following the date of this press release and will be sent to all EDOC shareholders. Australian Oilseeds and EDOC, and/or a successor entity of the transaction will also file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of EDOC are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Australian Oilseeds and EDOC, or any successor entity of the transaction through the website maintained by the SEC at www.sec.gov.

The documents filed or that will be filed by EDOC with the SEC also may be obtained free of charge upon written request to EDOC Acquisition Corp., 7612 Main Street Fishers, Suite 200, Victor, NY 14564 or via email to EDOC’s chief executive officer, Kevin Chen at kevin.chen@edocmed.net.

The documents filed or that will be filed by Australian Oilseeds with the SEC may be obtained free of charge upon written request to SEC at www.sec.gov or by directing a request to Australian Oilseeds, 126 – 142 Cowcumbla Street, Cootamundra, Australia or via email to Australian Oilseeds’ Chief Financial Officer, Bob Wu at bob@energreennutrition.com.au.

Participants in the Solicitation

Australian Oilseeds, EDOC and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from EDOC’s shareholders in connection with the proposed transaction. Additional information regarding the identity of all potential participants in the solicitation of proxies to EDOC’s shareholders in connection with the Business Combination and other matters to be voted upon at EDOC’s shareholder meeting, and their direct and indirect interests, by security holdings or otherwise, is set forth in EDOC’s proxy statement/prospectus. Investors may obtain such information by reading such proxy statement/prospectus.

Non-Solicitation

This press release is for informational purposes only and relates to the proposed Business Combination between Australian Oilseeds and EDOC and is not intended and does not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer or invitation for the sale or purchase of the securities, assets or the business of EDOC or Australian Oilseeds, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; (2) references with respect to the anticipated benefits of the proposed Business Combination and the related financing transactions and the projected future financial performance of Pubco’s operating companies following the proposed Business Combination and related financing transactions; (3) changes in the market for Pubco’s products and services and expansion plans and opportunities; (4) Pubco’s unit economics; (5) the sources and uses of cash of the proposed Business Combination and the related financing transactions; (6) the anticipated capitalization and enterprise value of Pubco’s following the consummation of the proposed Business Combination and related financing transactions; (7) the projected technological developments of Pubco and its competitors; (8) anticipated short- and long-term customer benefits; (9) current and future potential commercial and customer relationships; (10) the ability to manufacture efficiently at scale; (11) anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and (12) expectations related to the terms and timing of the proposed Business Combination and the related financing transactions. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Pubco’s and EDOC’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Pubco, the Company and EDOC. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or the related financing transactions; the risk that the Business Combination or the PIPE disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination or the related financing transactions; the ability to obtain or maintain the listing of Pubco’s securities on The Nasdaq Global Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination and the related financing transactions; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of certain projected financial information; the Company’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; the Company’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to the Company’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between the Company and its employees; the Company’s ability to successfully collaborate with business partners; demand for the Company’s current and future offerings; risks that orders that have been placed for the Company’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that the Company is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to the Company’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination or the related financing transactions, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or the related financing transactions; the outcome of any legal proceedings that may be instituted against the Company, EDOC or Pubco or other in connection with the proposed Business Combination or related financing transactions; the ability of the Company to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by the Company’s peers and competitors; and those risk factors discussed in documents of Pubco and EDOC filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

There may be additional risks that Pubco, EDOC or the Company presently know or that Pubco, EDOC or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect EDOC’s, Pubco’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. EDOC, Pubco and the Company anticipate that subsequent events and developments will cause EDOC’s, Pubco’s and the Company’s assessments to change. However, while EDOC, Pubco and the Company may elect to update these forward-looking statements at some point in the future, EDOC, Pubco and the Company specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by EDOC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Australian Oilseeds Holdings Limited
126-142 Cowcumbla Street
Cootamundra New South Wales 2590
Attn: Bob Wu, CFO
Email: bob@energreennutrition.com.au

EDOC Acquisition Corp.
7612 Main Street Fishers, Suite 200
Victor, NY 14564
Attn: Kevin Chen, CEO
Tel: (585) 678-1198